Exhibit 99.1

LogicMark, Inc. Announces Third Quarter 2025 Results

Revenue increases 8% Year-Over-Year and 9% Year-To-Date

Louisville, KY., November 12, 2025 --  LogicMark, Inc. (OTC: LGMKD) (the Company), a provider of personal safety and emergency response systems (PERS), health communications devices, and technology for the growing care and safety economy, today announced financial and operational results for the third quarter ended September 30, 2025.

Summary Highlights:

●	Revenues increased 8% to $2.9 million in the third quarter of 2025, compared with the comparable prior-year period.

●	Gross margin remained strong at 66%, relatively unchanged both on a year-over-year and year-to-date basis.

●	Total cash operating expenses increased modestly by $0.2 million or 5%, compared with the prior-year period.

●	Cash and investments totaled $11.7 million as of September 30, 2025, with no long-term debt.

●	Launched Medication Reminders and Activity Metrics on Freedom Alert Max, enabling caregivers to track health issues and powering AI-enabled proactive technology.

Chia-Lin Simmons, Chief Executive Officer of LogicMark, commented, “Third-quarter results reflect steady execution, with year-over-year sales growth and revenue increases in five of the past six quarters. An ongoing shift toward business-to-business channels and stronger reseller momentum supported this performance. At the same time, we maintained disciplined spending while investing in commercial leadership to support sustainable growth.

From a product perspective, our technology has advanced through the integration of Medication Reminders and Proactive Activity Metrics features into our Freedom Alert Max combination PERS unit and cell phone. Collectively, these services advance our AI strategy — a platform that reflects each user’s real-world behaviors to identify potential concerning health patterns, risks, and falls, and to support proactive care interventions.

Our recent national safety survey confirmed what we have always believed: when it comes to people you love, safety, simplicity, and real-time visibility are non-negotiable. These key principles are guiding our product roadmap and channel decisions and align with our mission to deepen value for seniors, caregivers, and our healthcare partners, including U.S. veterans. In that same spirit, and in observance of the Veterans Day holiday, we extend our gratitude to all veterans and their families and reaffirm our commitment to serving them through our VA channels,” concluded Ms. Simmons.

Third Quarter 2025 Results

Revenue for the third quarter ended September 30, 2025, was $2.9 million, up 8% compared with $2.7 million of revenue for the same period last year. The primary reason for the increase in revenue was continued strong sales of the Freedom Alert Mini units launched in 2024 and the recently upgraded Guardian Alert 911 Plus.

Gross profit in the third quarter of this year was $1.9 million, up from $1.8 million in the same quarter last year. Gross margin remained strong and stable at 66% for the three and nine months ended September 30, 2025.

Total operating expenses were $3.7 million in the third quarter of 2025, up from $3.4 million in the third quarter of 2024. This increase reflects added sales personnel, including a senior vice president of sales hired in June 2025 and a vice president of business development hired in September.

Net loss for the third quarter was $1.7 million, up slightly from the same period last year. On a fully diluted per share basis, the loss per share was $2.21 compared with $3,732.56 per share for the same period the previous year. The net loss per share figures reflect the impact of a reverse stock split completed in October 2025, which required retroactive adjustment of the current and prior period share counts.

At the end of the third quarter of 2025, the Company reported cash and investments of $11.7 million and no long-term debt.

Investor Call and SEC Filings

Ms. Chia-Lin Simmons, CEO, and Mr. Mark Archer, CFO, will host a live investor call and webcast on Wednesday, November 12, 2025, at 1:30 p.m. (PST) / 4:30 p.m. (EST) to review the Company’s financial results for the third quarter of 2025.

To listen to the live webcast, please visit the LogicMark Investor Relations website or use the link: https://edge.media-server.com/mmc/p/vutg6m9o

Analysts and investors wishing to participate in the live call should register here:

https://register-conf.media-server.com/register/BIb61bd453b93d4ef2b8fb16759814c1a3

The associated press release, SEC filings, and webcast replay will also be accessible on the investor relations website.

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About LogicMark, Inc.

LogicMark, Inc. (OTC: LGMKD) delivers advanced personal safety and medical alert solutions for people of all ages, empowering them to live with dignity and independence. With over 44 patents issued or pending, our proprietary Connected Care Platform integrates IoT devices, AI-powered sensors, and machine learning to enable real-time remote patient monitoring, fall detection, and instant caregiver alerts. LogicMark delivers secure, reliable connected care solutions through the U.S. Department of Veterans Affairs, resellers, business-to-business and direct-to-consumer channels, and through a U.S. General Services Administration (GSA) Multiple Award Schedule contract, enabling procurement by federal, state, and local governments. Learn more at www.logicmark.com

Following the recent reverse stock split, the Company is currently trading under the symbol LGMKD and expects to resume trading under LGMK upon FINRA’s completion of the symbol change process on or about November 17, 2025.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to, among other things, the Company’s financial results for the third quarter of 2025 and related call and webcast, and the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the need and availability of financing; the Company’s ability to implement its long-range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on an over-the-counter market or elsewhere. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may differ materially from those described in this press release as intended, planned, anticipated, believed, estimated, or expected. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances, or assumptions underlying such statements, or otherwise.

Investor Relations Contact

investors@logicmark.com

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LogicMark, Inc.
CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	$4,117,556	$3,806,915
Investments	7,568,066	-
Accounts receivable, net	8,261	4,355
Inventory	1,049,133	1,048,963
Prepaid expenses and other current assets	778,593	476,672
Total Current Assets	13,521,609	5,336,905

Property and equipment, net	67,161	112,605
Right-of-use assets, net	336,622	48,641
Product development costs, net of amortization of $724,016 and $397,340, respectively	1,166,823	1,384,172
Software development costs, net of amortization of $953,029 and $428,803, respectively	2,532,568	2,019,090
Goodwill	3,143,662	3,143,662
Other intangible assets, net of amortization of $6,999,652 and $6,428,305, respectively	1,604,915	2,176,262
Total Assets	$22,373,360	$14,221,337

Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity

Current Liabilities
Accounts payable	$657,755	$750,336
Accrued expenses	1,248,937	1,053,301
Deferred revenue	501,573	225,195
Total Current Liabilities	2,408,265	2,028,832
Other long-term liabilities	323,429	-
Total Liabilities	2,731,694	2,028,832

Commitments and Contingencies (Note 9)

Series C Redeemable Preferred Stock
Series C redeemable preferred stock, par value $0.0001 per share: 2,000 shares designated; 1 share issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, aggregate liquidation preference of $2,000,000 as of September 30, 2025 and December 31, 2024, respectively	1,807,300	1,807,300

Stockholders’ Equity
Preferred stock, par value $0.0001 per share: 80,000,000 shares authorized
Series F preferred stock, par value $0.0001 per share: 1,333,333 shares designated; 106,333 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, aggregate liquidation preference of $319,000 as of September 30, 2025 and December 31, 2024, respectively	319,000	319,000
Series H preferred stock, par value $0.0001 per share: 1,000 shares designated; 0 shares issued and outstanding as of September 30, 2025 and 310 shares issued and outstanding as of December 31, 2024. Aggregate liquidation preference of $0 and $472,245 as of September 30, 2025 and December 31, 2024, respectively	-	472,245
Series I preferred stock, par value $0.0001 per share: 1,000 shares designated; 0 shares issued and outstanding as of September 30, 2025 and 310 shares issued and outstanding as of December 31, 2024	-	-
Common stock, par value $0.0001 per share: 800,000,000 shares authorized; 768,407 and 3,198 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	77	-
Additional paid-in capital	132,549,088	118,758,596
Accumulated deficit	(115,033,799)	(109,164,636)
Total Stockholders’ Equity	17,834,366	10,385,205

Total Liabilities, Series C Redeemable Preferred Stock and Stockholders’ Equity	$22,373,360	$14,221,337

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LogicMark, Inc.
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$2,915,081	$2,705,461	$8,360,116	$7,652,813
Costs of goods sold	996,015	903,834	2,868,522	2,529,018
Gross Profit	1,919,066	1,801,627	5,491,594	5,123,795

Operating Expenses
Direct operating cost	370,384	359,044	1,064,462	1,010,624
Advertising costs	71,427	114,795	292,412	402,229
Selling and marketing	852,298	599,306	2,072,646	1,792,337
Research and development	161,441	96,650	455,045	404,108
General and administrative	1,683,594	1,727,550	6,263,347	5,609,510
Other expense	11,331	101,013	75,366	254,770
Depreciation and amortization	504,955	402,821	1,498,426	1,126,346

Total Operating Expenses	3,655,430	3,401,179	11,721,704	10,599,924

Operating Loss	(1,736,364)	(1,599,552)	(6,230,110)	(5,476,129)

Other Income
Interest income	138,928	41,109	317,791	134,286
Other (expense) income	(28,069)	39,638	43,156	39,638
Total Other Income	110,859	80,747	360,947	173,924

Loss Before Income Taxes	(1,625,505)	(1,518,805)	(5,869,163)	(5,302,205)
Income tax expense	-	-	-	-
Net Loss	(1,625,505)	(1,518,805)	(5,869,163)	(5,302,205)
Preferred stock dividends	(75,000)	(75,000)	(225,000)	(225,000)
Net Loss Attributable to Common Stockholders	(1,700,505)	(1,593,805)	(6,094,163)	(5,527,205)

Net Loss Attributable to Common Stockholders Per Share - Basic and Diluted	$(2.21)	$(3,732.56)	$(11.98)	$(25,123.66)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	768,407	427	508,555	220

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